EXHIBIT 10(l)

Dated June 12, 1998



                   U S WEST 1998 BROAD BASED STOCK OPTION PLAN

I.  Purpose.

    The U S WEST 1998 Broad Based Stock Option Plan (the "Plan"), is intended to promote the long term success of U S WEST, Inc. (the "Company"), by affording certain Eligible Employees of the Company with an opportunity to acquire a proprietary interest in the Company, in order to provide incentives to employees and to align the financial interests of these employees with the shareholders of the Company. This Plan is a successor plan of the U S WEST Communications Group 1997 Stock Option Plan (the "Predecessor Plan"). This Plan is effective only upon consummation of the Separation (as defined herein).

II.  Separate Plan.

    The Plan is separate and distinct from the U S WEST 1998 Stock Plan.

III.  Definitions.

    The following defined terms are used in this Plan:

                  A. "Agreement" shall mean the agreement accepted by the Participant as described in Section VIII of this Prospectus between the Company and a Participant, under which the Participant receives an Option pursuant to the Plan.

                  B. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

                  C.   "Change of Control" shall mean any of the following:

                           1. any  "person"  (as such  term is used in  Sections
                  13(d) and 14(d)(2) of the Exchange Act) who is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors;

                           2. any period of two (2)  consecutive  calendar years
                  during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                           3. the Company becomes a party to a merger or consolidation in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

                           4. any other  event that a  majority  of the Board of
                  Directors, in its sole discretion, shall determine constitutes a Change of Control.

                  D. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  E. "Committee" shall mean the Employee Benefits Committee or its delegates, as applicable, pursuant to provisions of Section IV of this Prospectus.

                  F. "Common Stock" shall mean the common stock, $.01 par value, issued by the Company.

                  G. "Company" shall mean U S WEST, Inc., a Delaware corporation (previously known as "USW-C, Inc."), and any successor thereof.

                  H. "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any U S WEST disability plan maintained for the benefit of Eligible Employees of the Company or any Related Entity.

                  I. "Eligible Employee" shall mean any employee of the Company or any Related Entity, excluding Officers, who the Committee selects to receive an Option and who is so employed on the date of the grant of an Option.

                  J. "Employee Benefits Committee" shall mean a committee of the Company which shall administer the Plan as provided in Section IV hereof, and consisting of employees of the Company or any Related Entity who are appointed by the Human Resources Committee.

                  K. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  L. "Fair Market Value" shall mean the closing price of a share of stock as reported on the New York Stock Exchange for the applicable date, or if there were no sales on such date, on the last day on which there were sales.

                  M. "Human Resources Committee" shall mean the Human Resources Committee of the Board.

                  N. "Nonqualified Option" shall mean an Option that does not qualify as an incentive stock option under Section 422 of the Code.

                  O. "Officer" shall mean any executive of the Company or any Related Entity who is eligible to participate in the Company's executive compensation programs.

                  P. "Option" shall mean an option granted by the Company to purchase Common Stock pursuant to the provisions of this Prospectus.

                  Q. "Optionee" shall mean a Participant to whom one or more Options have been granted.

                  R. "Option Price" shall mean the price per share payable to the Company for shares of Common Stock upon the exercise of an Option.

                  S. "Parent Corporation" shall mean any corporation within the meaning of Section 424(e) of the Code.

                  T. "Participant" shall mean an Eligible Employee.

                  U. "Plan" shall mean the U S WEST 1998 Broad Based Stock Option Plan, as described in this Prospectus.

                  V. "Related Entity" shall mean any Parent Corporation or Subsidiary of the Company.

                  W. "Retirement" shall mean, with respect to any Eligible Employee, that such person has terminated employment with the Company or any Related Entity other than "for cause" (as defined in subsection IX.C.(v)) and (i) such person is eligible to receive an immediate service pension benefit under the U S WEST Pension Plan or (ii) such person would be eligible to receive an immediate service pension benefit under the U S WEST Pension Plan, as amended and restated effective January 1, 1993, had that plan not been amended and restated effective January 1, 1997 or (iii) such person specifically is treated as "retired" for purposes of the Plan under any individually negotiated, custom, written agreement or arrangement between the Company or any Related Entity and the Eligible Employee. "Retirement" shall not apply to any Eligible Non-Employee.

                  X. "Securities Act" shall mean the Securities Act of 1933 as amended.

                  Y. "Subsidiary" shall mean any corporation, joint venture or partnership in which the Company owns, directly or indirectly, (i) with respect to a corporation, stock possessing twenty percent (20%) or more of the total combined voting power of all classes of stock in the corporation or (ii) in the case of a joint venture or partnership, the Company possesses a twenty percent (20%) interest in the capital or profits of such joint venture or partnership.

                  Z. "Vested" shall mean the status that results with respect to an Option that may be exercised immediately under the terms of the Agreement granting such Option pursuant to the provisions of the Plan or by action of the Committee.

IV.  Administration.

         A. The Plan shall be administered by the Committee. The Committee may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan.

         B. The Committee may delegate to one or more of its members, or to one or more agents, such duties as it may deem advisable, and may itself or through its delegate employ an advisor to render advice with respect to any responsibility it may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred in the engagement of such counsel, consultant or agent shall be paid by the Company or such Related Entity whose employees have benefited from the Plan, as determined by the Committee. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a Related Entity against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

         C. In furtherance of and not in limitation of the Committee's discretionary authority, the Committee shall have the authority to:

                  1. determine the Participants to whom Options shall be granted and the number of and terms and conditions upon which Options shall be granted (which need not be the same for all Options);

                  2. determine the time when Options shall be granted, the Option Price of each Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options, and the other terms and provisions of Options;

                  3. modify  grants of Options  pursuant to  Paragraph D of this
         Section IV or rescind grants of Options pursuant to Section IX(C)(v), respectively;

                  4. provide the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option, to meet the obligation of withholding for income tax, social security and other taxes incurred by a Participant upon such exercise or required to be withheld by the Company in connection with such exercise;

                  5. adopt, modify and rescind rules, regulations and guidelines relating to the Plan;

                  6. adopt modifications to the Plan and procedures as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company or a Related Entity operates to assure the legality of Options granted under the Plan to Participants who reside in such countries;

                  7. make all determinations, perform all other acts, exercise all other powers and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

         D. The Committee may at any time, in its sole discretion, accelerate the exercisability of any Options and waive or amend any and all restrictions and conditions of any Options.

V.  Decisions Final.

    Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

VI.  Arbitration.

    Any agreement may contain, among other things, provisions that require binding arbitration of any and all disputes between a Participant and the Company or any Related Entity, in a form or forms acceptable to the Committee, in its sole discretion.

VII.  Shares Available _ Limitations.



         A. Up to 6,000,000 shares of Common Stock may be granted under the Plan.

VIII.  Stock Option Agreements.



         Each grant of an Option under this Plan shall be evidenced by an Agreement dated as of the date of the grant of the Option. Agreements under the Predecessor Plan are hereby assumed by the Company and shall be deemed
Agreements under this Plan. Such Agreement shall set forth the terms and conditions of the Option, as may be determined by the Committee. Each grant of an Option is conditioned upon the acceptance by the Participant of the terms of the Agreement. Unless otherwise extended by the Committee, a Participant shall have ninety (90) days from the date of the Agreement to accept its terms.

IX.  Option Terms.



                  A. Term of Option.   No Option shall be exercisable  after the
         expiration of ten (10) years  from the date of grant of the Option.

                  B. Exercise of Stock Option. Each Option shall be exercisable in one or more installments as the Committee in its sole discretion may determine at the time of the Option grant and as provided in the Agreement. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The Option Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock owned by the Optionee or (iii) by any combination of the above as provided in the Agreement. Shares delivered to the Company in payment of the Option Price shall be valued at the Fair Market Value on the date of the exercise of the Option.

                  C. Vesting. The Agreement shall specify the date or dates on which the Optionee may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the Option shall be deemed Vested and fully exercisable.

                           (i) Death. In the event of the death of any Optionee,
                  all Options held by such Optionee on the date of his or her death shall become Vested Options and the estate of such Optionee, shall have the right, at any time and from time to time within one year after the date of death, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the expiration date of the Option).

                           (i) Disability.  If the employment of any Optionee is
                  terminated because of Disability, all Options held by such Optionee on the date of his or her termination shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options in accordance with the vesting schedule established at the time such Options were issued. The Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option.

                           (iii) Retirement.  Upon an Optionee's Retirement, all
                  Options held by such Optionee on the date of his or her Retirement shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options in accordance with the vesting schedule established at the time such Options were issued, unless the Committee, in its sole discretion, determines otherwise. The Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option.

                           (iv) Other  Termination.  If the employment  with the
                  Company or a Related Entity of an Optionee is terminated for any reason other than for death, Disability or Retirement and other than "for cause" as defined in subparagraph (v) below, such Optionee shall have the right, in the case of a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the Committee, to exercise any such Vested Option, but in any event not after the expiration date of any such Option.

                           (v) Termination For Cause.  Notwithstanding any other
                  provision of the Plan to the contrary, if the Optionee's employment is terminated by the Company or any Related Entity "for cause" (as defined below), such Optionee immediately shall forfeit all rights under his or her Options except as to the shares of Common Stock already purchased prior to such termination. Termination "for cause" shall mean (unless another definition is agreed to in writing by the Company and the Optionee) termination by the Company because of: (a) the Optionee's willful and continued failure substantially to perform his or her duties (other than any such failure resulting from the Optionee's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes the Optionee has not substantially performed his or her duties, (b) the willful conduct of the Optionee that is demonstrably and materially injurious to the Company or Related Entity, monetarily or otherwise, or (c) the conviction of the Optionee for a felony by a court of competent jurisdiction.

X.  Foreign Options and Rights.

    The Committee may grant Options to Eligible Employees who are subject to the tax laws of nations other than the United States, which Options may have terms and conditions as determined by the Committee as necessary and appropriate to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Option by the appropriate foreign governmental entity; provided, however, that no such Option may be granted pursuant to this Section X and no action may be taken that would result in a violation of the Exchange Act, the Code or any other applicable law.

XI. Change of Control Acceleration.

    Upon the occurrence of a Change of Control each outstanding Option automatically and immediately shall become fully exercisable by the Participant.

XII.  Adjustment of Shares.

    In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to an Option and the per share price or value thereof shall be adjusted by the Committee appropriately at the time of such event, provided that each Participant's economic position with respect to the Option shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock.

XIII.  Miscellaneous Provisions.



 A. Assignment or Transfer. No grant of any "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by last will and testament or the laws of descent and distribution and except to the extent it is otherwise permissible under the Exchange Act. No grant of any "derivative security" shall be assignable or transferable pursuant to a domestic relations order. During the lifetime of a Participant, Options granted hereunder shall be exercisable only by the Participant, the Participant's guardian or his or her legal representative.

 B. Investment Representation; Legends. No shares of Common Stock shall be issued pursuant to an Option until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

 C. Withholding Taxes. The Company, as a condition of the distribution of Common Stock hereunder, may require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

 D. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option or against any Participant receiving an Option.

 E. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

 F. Effect on Employment. Nothing contained in this Plan or any related agreement or referred to in the Plan shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on
(i) the Company or any Related Entity to continue the employment of any Participant or (ii) any Participant to remain in the employ of the Company or any Related Entity.

 G. Noncompetition. Any Agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Related Entity in a form or forms acceptable to the Committee, in its sole discretion.

 H. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.

XIV.  Amendment or Termination of Plan.

    The Committee shall have the right to amend, modify, suspend or terminate the Plan at any time.

                            DESCRIPTION OF SEPARATION

     This Plan is effective only upon consummation of the separation of U S WEST, Inc. ("Old U S WEST") into two independent companies (the "Separation"). Old U S WEST currently conducts its business through two groups, the U S WEST Communications Group and the U S WEST Media Group. Upon consummation of the Separation, USW-C, Inc. (to be renamed "U S WEST, Inc." at Separation and referred to in this Prospectus as "U S WEST" or the Company) will become a separately-traded company and will conduct the business of the U S WEST Communications Group and the domestic directories business of the U S WEST Media Group. The Separation is expected to occur in June of 1998.